SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2004

AboveNet, Inc. (formerly Metromedia Fiber Network, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23269	11-3168327
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 Hamilton Avenue White Plains, New York		10601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(914) 421-6700

Metromedia Fiber Network, Inc.
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

The Company will make an Interim Distribution (as defined in the Second Amended Plan of Reorganization of Metromedia Fiber Network, Inc. et al., as amended and the Confirmation Order approved by the Bankruptcy Court on August 21, 2003, the “Plan”) to holders of certain Class 6 and Class 7 claims in accordance with the Plan during the month of August. Unless otherwise directed by the holders of record, the Company will make the distributions under the Plan to the holders of record of claims filed with the Bankruptcy Court as of June 28, 2004. Distributions will only be made with respect to claims that have been allowed since the date of the Initial Distribution. Supplemental distributions will not be made with respect to a Claim which received a distribution in the Initial Distribution.

As required by the Plan, in the Interim Distribution the Company will distribute shares of common stock and warrants to purchase shares of common stock of the Company to holders of Class 6 claims and shares of common stock to holders of Class 7 claims.   These distributions will be made subject to the withholding of a reserve for future distribution. The Company may make periodic additional issuances of securities to holders of Class 6 and Class 7 claims as disputed claims are resolved.

As previously announced, the Company believes the estimated claim amount for Class 6 claims is $2.71 billion and for Class 7 claims is $500 million.

Holders of claims may determine their approximate projected allocation of shares of the Company (inclusive of prior distributions) by using the following formula:

(Class Shares) X (such holder’s Allowed Claim (as defined in the Plan)/the aggregate estimated claim for the appropriate class) = such holder’s projected aggregate share distribution.

Class Shares represents the aggregate number of shares of common stock to be delivered to each Class of claims.  The Class Shares is 1,685,433 for Class 6 and 2,749,918 for Class 7.

To determine a Class 6 holder’s approximate projected allocation of warrants, the same formula is used substituting the amount of 5 Year Warrants and 7 Year Warrants to be distributed under the Plan, 709,459 and 834,658, respectively, for the amount of the Class Shares.

To account for the subordination provisions in the Plan as they relate to the Class 6(a) and 6(c) claims, all distributions to be made to the holders of Class 6(c) claims will instead be re-allocated and issued pro rata to holders of Class 6(a) claims.  To account for this reallocation, holders of Class 6(a) claims should multiply the estimated number of shares or warrants received in accordance with the formula set forth above by 1.618.

These estimated claim numbers and the determination of any holders’ ultimate percentage in accordance with the formula set forth above, while presented with numerical specificity, are based upon a number of estimates and assumptions which, though considered reasonable when taken as a whole by the Company, are inherently subject to significant uncertainties many of which are beyond the control of the Company, including the outcome of court proceedings and the investigation by the U.S. Securities Exchange Commission (the “SEC”) previously disclosed by the Company.  After the resolution of all claims, the resulting claim amounts may vary significantly from the estimates set forth above.  Any such variation would affect the numbers of shares to be distributed to any individual holder of claims.  The estimates were not prepared with a view toward compliance with guidelines of the SEC or the Bankruptcy Court.

On August 29, 2003, a Notice of Appeal was filed with the Bankruptcy Court on behalf of Deutsche Bank A.G., London Branch and Bear, Stearns & Co. Inc. (the “Appellants”) advising the Bankruptcy Court of the Appellants’ appeal to the United States District Court for the Southern District of New York (the “District Court”) from so much of the Order confirming the Plan (the “Confirmation Order”) as denied Appellants’ objections to the confirmation of the Plan (the “Appeal”).  The objections raised by the Appellants relate to the allocation of the Warrants to be distributed to holders of Class 6 claims under the Plan and to certain releases granted under the Plan, including the release granted to John W. Kluge.   On March 10, 2004, the District Court issued an order affirming the Confirmation Order and denying the Appeal.

On April 15, 2004, Appellants filed a notice of appeal of the District Court’s order to the Second Circuit Court of Appeals.   The parties are currently submitting appellate briefs in advance of oral argument scheduled for an undetermined date in or around September 2004.  In the event that the Appellants are successful in such appeal, the Confirmation Order and the Plan might be modified so as to (A) reallocate the distribution of the Warrants among the holders of Class 6 claims and/or (B) modify or void certain of the releases granted under the Plan.  The Appellants did not request that the District Court vacate the Confirmation Order.

As previously announced, the SEC initiated an investigation of the Company in early 2002 after the Company announced it would reexamine its reported operating results for the first three quarters of 2001. The investigation is continuing as of the date hereof. The Company cannot predict how or when the investigation will be resolved.

The Company does not have audited financial statements for the years 2001, 2002 or 2003. The Company is currently preparing such financial statements for audit by the Company’s auditors. At this time, the Company cannot predict when such audits of such financial statements will be complete. Further, after reviewing its financial reporting plans, the Company believes that it may be required to restate certain selected financial data for 2000 and prior years. Any such restatement may be significant.  Further, because the Company’s auditors have indicated they are unable to review the quarterly financial statements for 2001 in accordance with applicable professional standards, the Company is not planning to reissue such quarterly information.  Instead, the Company plans to incorporate all appropriate 2001 adjustments into the 2001 year end financial results. The Company has also deferred the decision of whether to request its auditors to review the Company’s quarterly financial statements for 2002. Instead the Company is placing a priority on completing its annual audit for such year.  The Company is not current with its quarterly or annual filings with the SEC as a result of having suspended such filings prior to the date on which the Company and its subsidiaries filed their voluntary Chapter 11 petitions. While the Company hopes to resume filing such reports, and has devoted, and will continue to devote, significant resources to expedite the work necessary to make these filings, the Company cannot make any assurances as to when it will be in a position do so.

The Company does not believe adequate current public information exists regarding its business and financial condition to support a market in its securities. Persons who propose to invest in the Company’s securities do so at their own risk.

On May 14, 2003, Allegiance Telecom, Inc. (“Allegiance”), a significant customer of the Company, filed for chapter 11 bankruptcy protection. On June 10, 2004, the Court approved Allegiance’s plan of reorganization, pursuant to which Allegiance has the right to terminate contracts representing most of its business with the Company on 20 days’ notice to the Company.  The Company expects to lose a significant portion of its current revenue from Allegiance. The Company is currently negotiating with XO Communications, Inc., the purchaser of substantially all of Allegiance’s assets, to sell to XO Communications some of the services which may be terminated by Allegiance. While the outcome of the negotiations is not known at this time, the Company expects that any sales to XO Communications will not compensate for the loss of business from Allegiance. The Company also has an allowed claim in Allegiance’s bankruptcy case that will result in a one time cash and revenue event for the Company when Allegiance makes distributions in accordance with its plan of reorganization.

As set forth in the Plan, upon emergence from bankruptcy protection, the Company established a litigation trust (the “Litigation Trust”) to pursue certain claims against Citigroup, Inc. and certain of its affiliates and Stephen A. Garofalo. In July, the Litigation Trust settled the litigation.

The information contained in this Current Report on Form 8-K is a statement of the Company’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions regarding future developments. The Company may change its intention, belief or expectation at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. The cautionary statements contained in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.

By including any information in this Current Report on Form 8-K, the Company does not necessarily acknowledge disclosure of such information is required by applicable law or is material.

This Current Report on Form 8-K is not intended to be a full description of the Plan and is qualified in its entirety by the Plan and the Confirmation Order filed as Exhibits to the Company’s Current Report on Form 8-K dated September 4, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 30, 2004

ABOVENET, INC.

(Registrant)

By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel